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                                                                   Exhibit 10.18

                           SECOND AMENDMENT TO LEASE
                           -------------------------

     This Second Amendment to Lease (the "Agreement") is made and entered into as of August 5, 1999 by and between PENINSULA OFFICE PARK ASSOCIATES, L.P., a California limited partnership ("Landlord") and BLUE MARTINI, INC., a California corporation ("Tenant").

                                   Recitals
                                   --------

     A. Landlord and Tenant entered into a Lease Agreement (the "Original Lease") dated September 1, 1998 and a First Amendment to Lease (the "First Amendment") dated as of May 12, 1999 (as so amended, the "Amended Lease"). Under the terms of the Amended Lease, Tenant leases from Landlord Suite 175 (the "Initial Premises") containing approximately 6,819 rentable square feet on the first floor and Suite 180 (the "First Expansion Premises") containing approximately 5,108 rentable square feet on the first floor of the of the building known as Peninsula Office Park 6 located at 2600 Campus Drive, San Mateo, California (the "Building"). As of the date of this Agreement the Premises contain approximately 11,927 rentable square feet, consisting of the Initial Premises and the First Expansion Premises (together, the "Existing Premises").

     B. The Term of the Amended Lease is scheduled to expire June 30, 2004 (the "Expiration Date").

     C. Landlord and Tenant desire to amend the Amended Lease to provide for (i) Tenant to lease Suite 280 (the "Second Expansion Premises") containing approximately 7,370 rentable square feet on the second floor of the Building,
(ii) an extension of the Term, and (iii) to make certain other changes in the Amended Lease, all upon and subject to the terms and conditions set forth in this Agreement. The approximate configuration and location of the Second Expansion Premises is shown on Exhibit A attached hereto.

     NOW THEREFORE, in consideration of the foregoing recitals, and mutual agreements contained herein, the parties hereto agree as follows:

1. Capitalized Terms. All capitalized terms not otherwise defined in this
   ------------------
   Agreement shall have the meaning given them in the Amended Lease.

2. Definition of Lease. The Amended Lease, as further amended by this Agreement,
   -------------------
   is herein called the "Lease."

3. Leasing of Second Expansion Premises.  Landlord leases to Tenant and Tenant
   -------------------------------------
   leases from Landlord the Second Expansion Premises commencing on September 1, 1999 (the "Second Expansion Premises Commencement Date"). Commencing on the Second Expansion Premises Commencement Date and continuing through the Term, as extended herein, the Second Expansion Premises shall be included in the "Premises" for all purposes under the Lease (and the "Premises" shall consist of both the Existing Premises and the Second Expansion Premises, totaling approximately 19,297 rentable square feet).

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4. Existing Tenant. The Second Expansion Premises are occupied by a tenant (the
   ---------------
   "Existing Tenant") pursuant to a lease which expires December 31, 1999. Landlord agrees to use good faith efforts to enter into a lease termination agreement with the Existing Tenant and to deliver possession of the Second Expansion Premises to Tenant on the Second Expansion Premises Commencement Date, but Landlord shall not be liable for any claims, damages or liabilities if Landlord does not enter into a lease termination agreement for the Second Expansion Premises with the Existing Tenant, and Landlord is unable to deliver possession of the Second Expansion Premises to Tenant prior to the Second Expansion Premises Commencement Date.

5. Term and Expiration Date. The Term of the Lease is hereby extended by
   -------------------------
   approximately two (2) calendar months to be sixty (60) full calendar months following the Second Expansion Premises Commencement Date. The Expiration Date shall August 31, 2004 (the revised "Expiration Date").

6. Condition of Second Expansion Premises. Tenant hereby accepts the Second
   ---------------------------------------
   Expansion Premises in their existing "AS IS" condition, agrees that the Second Expansion Premises is in good and tenantable condition, and acknowledges that Landlord has no obligation to improve or alter the Second Expansion Premises. Any Alterations Tenant makes to the Second Expansion Premises shall be made only in accordance with the provisions of Section 6 of the Original Lease. Tenant shall contract with Commercial Interior Contractors ("CIC") to construct any Alterations desired by Tenant in the Second Expansion Premises. Tenant acknowledges and agrees that CIC is an affiliate of Landlord. Landlord shall contribute up to $8.00 per rentable square foot in the Second Expansion Premises (the "Allowance") toward the cost of the design (including preparation of space plans and construction documents), construction and installation of the Alterations (which may be used for Alterations in the Existing Premises). The balance, if any, of the cost of the Alterations ("Additional Cost"), including, but not limited to, customary and reasonable usual markups for overhead, supervision and profit, shall be paid by Tenant to CIC. Upon completion of the Alterations, and upon Tenant presenting evidence to Landlord that the Alterations have been completed, and that Tenant has paid the Additional Cost to CIC, Landlord shall pay the Allowance to CIC.

7. Base Rent for Second Expansion Premises. In addition to the Base Rent
   ----------------------------------------
   payable by Tenant for the Existing Premises, Tenant shall pay the following Base Rent for the Expansion Premises:

           Months                  Base Rent
           ------                  ---------

           09/01/99 - 12/31/99: $3.20 per rentable square foot per month 01/01/00 - 12/31/00: $3.45 per rentable square foot per month 01/01/01 - 12/31/01: $3.65 per rentable square foot per month 01/01/02 - 12/31/02: $3.75 per rentable square foot per month 01/01/03 - 08/31/04: $3.85 per rentable square foot per month

8. Base Rent for Existing Premises. Tenant shall pay Base Rent for the Existing
   -------------------------------
   Premises through June 30, 2004 in accordance with the provisions of the Amended Lease. Commencing July 1, 2004 and continuing until the Expiration Date Tenant shall pay $3.85 per rentable square foot per month as Base Rent for the Existing Premises.

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9.  Base Year and Tenant's Share. The Base Year for the Second Expansion
    -----------------------------
    Premises shall be calendar year 1999. From and after the Second Expansion Premises Commencement Date Tenant's Share shall be 32.55%.

10. Amendment of Section 4 of the Original Lease and Additional Security
    --------------------------------------------------------------------
    Deposit. Effective as of the date of this Agreement, Section 4 of the
    --------
    Original Lease is hereby deleted in its entirety and replaced with the following:

       "4. SECURITY DEPOSIT. On execution of this Agreement, Tenant shall deposit with Landlord the letter of credit identified in Paragraph 12 below and Landlord shall hold the cash amount specified in Paragraph 11 below as the Security Deposit (collectively, the "Security Deposit", which term shall include amounts drawn on the letter of credit), as security for the performance of Tenant's obligations under this Lease. Landlord may (but shall have no obligation to) use the Security Deposit or any portion thereof to cure any breach or default by Tenant under the Lease, to fulfill any of Tenant's obligations under the Lease, or to compensate Landlord for any damage it incurs as a result of Tenant's failure to perform any of Tenant's obligations under the Lease. In such event, Tenant shall pay to Landlord on demand an amount sufficient to replenish the Security Deposit to the full amount of the cash specified in the Basic Lease Information and the applicable Face Amount (defined in Section 12 below) of the letter of credit. If at the expiration or termination of this Lease, Tenant is not in default, has otherwise fully performed all of Tenant's obligations under this Lease, and there are no outstanding Claims (defined in Section 10.1 of the Original Lease, and including all existing and potential Claims) for which Tenant is responsible, Landlord shall return to Tenant the Security Deposit or the balance thereof then held by Landlord and not applied as provided above. Landlord may commingle the Security Deposit with Landlord's general and other funds. Landlord shall not be required to pay interest on the Security Deposit to Tenant. Tenant acknowledges that Landlord has agreed to accept a letter of credit in lieu of an additional cash deposit as an accommodation to Tenant and Tenant agrees that the letter of credit and all amounts drawn thereunder shall be treated for all purposes under this Lease as if a cash deposit had been tendered to Landlord upon the execution of this Lease."

11. Amount of Cash Security Deposit. As of the date of this Agreement Landlord
    --------------------------------
    is holding a cash Security Deposit totaling $167,727.40 (the "Existing Security Deposit"). Upon Tenant's delivery of the L/C described in Paragraph 12 below, in the Face Amount shown in Paragraph 12 below, (a) Landlord shall continue to hold the sum of $65,620.00 as the cash portion of the Security Deposit, and (b) Landlord shall refund to Tenant the sum of $102,107.40 out of such existing Security Deposit.

12. Letter of Credit.
    -----------------

       (a) Upon execution of this Agreement, Tenant shall deliver to Landlord an unconditional, irrevocable, transferable and negotiable standby letter of credit (the "L/C") in an amount equal to $182,107.40 ("Face Amount"), issued by a bank or trust company ("Issuer") and in form and content acceptable to Landlord, in its sole and absolute discretion, as additional security for the performance of Tenant's obligations under this Lease. An L/C in the form attached hereto as Exhibit B is hereby approved by
                                                 ---------
    Landlord. The L/C shall name Landlord as beneficiary thereunder and provide that draws, including partial draws, at Landlord's election, will be honored upon the delivery to the Issuer of a certificate signed by Landlord, or its authorized agent, that Tenant has failed to perform its obligations under the Lease. The L/C shall also provide that it will be automatically extended upon each renewal date unless the Issuer thereof delivers to Landlord, no later than forty-five (45) days prior to the stated expiration date of the L/C, written notice of Issuer's intent not to extend or renew the L/C. During any period that Tenant is required to maintain the L/C, Tenant shall, at least thirty (30) days prior to any expiration or termination of the L/C, provide Landlord either with written confirmation that the existing L/C will be automatically extended and renewed or with a new L/C that satisfies all of the requirements for the L/C in this Paragraph 12. In addition, upon a proposed sale or other transfer of any interest in the Building, the Land, this Lease or Landlord (including consolidations, mergers, or other entity changes), Tenant, at its sole cost and expense and upon ten (10) Business Days' notice, shall, concurrent with Landlord's delivery to Tenant of the then outstanding L/C, deliver to any such transferees, successors, or assigns a replacement L/C on identical terms (except for the stated beneficiary) from the same Issuer or another bank or trust company acceptable to Landlord, in Landlord's sole discretion, naming the new landlord as the beneficiary thereof. Tenant's failure to perform or observe any of the covenants set forth in this Paragraph 12 for any reason shall entitle Landlord to draw on the full amount of the L/C and shall constitute an Event of Default under this Lease without the requirement of any notice from Landlord. Any amount(s) drawn under the L/C shall be held or used by Landlord in accordance with the terms of Section 4 of the Lease.

       (b) If as of the first (1st), second (2nd), third (3rd) and fourth (4th) anniversary dates following the Second Expansion Premises Commencement Date,
    (i) no prior or current Event of Default has occurred, and no event or condition exists or has occurred which with the passage of time or delivery of notice by Landlord, or both, would constitute an Event of Default, and
    (ii) Tenant has delivered to Landlord, on or before such anniversary dates, audited financial statements prepared in accordance with generally accepted accounting principles consistently applied and certified by Tenant's chief financial officer as being complete and accurate which confirm that Tenant has achieved and sustained positive net earnings for each of the four consecutive calendar quarters immediately preceding each applicable anniversary date, the Face Amount of the L/C may be immediately reduced to
    (A) $145,685.92 on the first (1st) anniversary date of the Second Expansion Premises Commencement Date, (B) $109,264.41 on the second (2nd) anniversary date of the Second Expansion Premises Commencement Date, (C) $72,842.92 on the third (3rd) anniversary date of the Second Expansion Premises Commencement Date, and (D) $36,421.48 on the fourth (4th) anniversary date of the Second Expansion Premises Commencement Date, as applicable (the "L/C Burnoff").

13. Broker. Tenant warrants and represents to Landlord that in the negotiating
    -------
    or making of this Agreement neither Tenant nor anyone acting on Tenant's behalf has dealt with any broker or finder who might be entitled to a fee or commission for this Agreement. Tenant shall indemnify and hold Landlord harmless from any claim or claims, including costs, expenses and

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

    attorney's fees incurred by Landlord asserted by any broker or finder for a fee or commission based upon any dealings with or statements made by Tenant or Tenant's Representatives. Landlord agrees to indemnify and hold Tenant harmless from and against any claim by third parties claiming by, through, or under Landlord for commissions due or alleged to be due in connection with this Agreement.

14. Ratification of Amended Lease. The Amended Lease, as modified by this
    ------------------------------
    Agreement, remains in full force and effect, and Landlord and Tenant ratify the same. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns.


     If Tenant is a corporation or a partnership, each of the persons executing this Agreement on behalf of Tenant warrants and represents that Tenant is a duly authorized and existing entity that Tenant has full right and authority to enter into this Agreement and that the persons signing on behalf of Tenant are authorized to do so and have the power to bind Tenant to this Agreement. Tenant shall provide Landlord, upon request, with evidence reasonably satisfactory to Landlord confirming the foregoing representations.

     Except as herein amended, the Amended Lease remains unchanged and is in full force and effect in accordance with the terms and provisions contained therein.

     This Second Amendment is hereby executed and delivered in multiple counterparts, each of which shall have the force and effect of an original.

LANDLORD:                                   TENANT:

PENINSULA OFFICE PARK ASSOCIATES, L.P.,     BLUE MARTINI, INC.,
a California limited partnership            a California corporation

By:  CORNERSTONE HOLDINGS, INC.,            By:  /s/ Monte Zweben
                                                ----------------------------
     a Delaware limited liability company,       Name: Monte Zweben
                                                       ---------------------
     general partner                             Title: President and CEO
                                                        --------------------

     By: /s/ James Arce                     By:  ___________________________
         -----------------------------
     Name: James Arce                            Name:  ____________________
           ---------------------------
     Title: ___________________________          Title: ____________________

                                   EXHIBIT A
                                   ---------

                       ATTACHED TO AND FORMING A PART OF
                           SECOND AMENDMENT TO LEASE
                          DATED AS OF AUGUST 5, 1999
                                    BETWEEN
             PENINSULA OFFICE PARK ASSOCIATES, L.P., AS LANDLORD,
                                      AND
                 BLUE MARTINI, INC.., AS TENANT ("AGREEMENT")


                         THE SECOND EXPANSION PREMISES
                         -----------------------------



                         [Floor plan showing location
                and configuration of Second Expansion Premises
                               to be inserted.]



                                                           INITIALS:

                                                           Landlord  ______
                                                           Tenant    ______

                                   EXHIBIT B
                                   ---------

                       ATTACHED TO AND FORMING A PART OF
                           SECOND AMENDMENT TO LEASE
                          DATED AS OF AUGUST 5, 1999
                                    BETWEEN
             PENINSULA OFFICE PARK ASSOCIATES, L.P., AS LANDLORD,
                                      AND
                 BLUE MARTINI, INC.., AS TENANT ("AGREEMENT")


                        APPROVED LETTER OF CREDIT FORM
                        ------------------------------


[Letterhead of Issuing Bank]
[must be a Bank whose location, credit and practices Landlord has approved]


RE:  IRREVOCABLE COMMERCIAL LETTER OF CREDIT NO. _________

TO:  [Name of project owner] ("Landlord"), _____________________________________
__________________ [Landlord's address]

Gentlemen:

We hereby issue our Irrevocable Commercial Letter of Credit in your favor, for the account of _____________________________ [name of tenant and type of entity (e.g. "ABC Corporation, a California corporation")] ("Tenant"), in the amount of ______________________________ Dollars ($__________). This amount is available to you on presentation of your sight draft drawn upon us referring to the above letter of credit number, date and amount being drawn hereunder, accompanied by the signed statement of you or your authorized agent, Cornerstone Properties Limited Partnership dba Wilson Cornerstone Properties Limited Partnership, that the amount drawn hereunder is being drawn pursuant to the terms of the _______________ [title of lease document (e.g. Office Lease, Lease Agreement, etc.)] dated as of __________, between Tenant, as tenant, and Landlord, as landlord, for certain premises located at _______________ __________________________ (the "Lease").

Any draft presented for payment must be presented on or before ________________ [term should be at least one year], the date this Letter of Credit expires. Partial drawings are permitted.

If you sell or otherwise transfer any interest in the "Building" (as defined in the Lease) [be sure to use the defined terms used in the Lease (e.g. if the building is called the "Property" in the Lease, then use that term here)], in the land upon which the same is located, in the Lease, or in

Landlord (including consolidations, mergers or other entity changes), you shall have the right to transfer this Letter of Credit to your transferee(s), successors or assigns.

We hereby certify that this is an unconditional and irrevocable Letter of Credit and agree that a draft drawn under and in compliance with the terms hereof will be honored upon presentation at our office at _________________________________ [it must be a location easily accessible to us (e.g. no country banks located in some tiny town in the Southeastern corner of Texas].

This Letter of Credit shall automatically be extended and renewed for successive one year periods at the end of the stated expiration date and each anniversary thereof unless we notify you in writing, no later than forty-five (45) days prior to the then applicable expiration date, that we will not extend and renew the Letter of Credit for another one year term.


Except to the extent inconsistent with the express provisions hereof, this Letter of Credit is subject to and governed by Uniform Customs and Practice for Documentary Credits (1993 Revision) International Chamber of Commerce publication number 500.

                                               [Name of Bank]


                                               _________________________________
                                               Authorized Signature


INITIALS:
Landlord  ______
Tenant    ______